Exhibit 99.1

Allarity Therapeutics Reports Second Quarter 2022 Financial Results,

Provides Recent Operational Highlights, and Regains Compliance
with NASDAQ Listing Requirements

Cambridge, MA U.S.A. (October 11, 2022) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”), a clinical-stage pharmaceutical company developing novel oncology therapeutics together with drug-specific DRP® companion diagnostics for personalized cancer care, today reported financial results for the second quarter ended June 30, 2022.

On October 7, 2022, Allarity filed its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2022. With this filing, the Company has addressed the cause of the non-compliant status with Nasdaq Listing Rule 5250(c)(1), as previously announced on August 26, 2022. On October 10, 2022, Nasdaq provided confirmation that upon the filing of the Company’s Form 10-Q has regained compliance with Nasdaq Listing Rule 5250(c)(1) and the matter is now closed.

“We are very pleased to have completed the necessary Q2 filings and to have regained compliance with Nasdaq’s listing requirements,” said James G. Cullem, Chief Executive Officer at Allarity. “We are now eagerly looking forward to focusing on advancing the important work of leveraging DRP® companion diagnostics to develop truly personalized medicines for cancer patients who need better options.”

Second Quarter and Recent Operational Highlights

●	The Company announced an executive leadership transition with James G. Cullem, J.D. named as interim Chief Executive Officer, and Joan Y. Brown, CPA, named as interim Chief Financial Officer; Mr. Cullem previously served as Chief Business Officer, and Ms. Brown previously served as the Company’s Director of Financial Reporting.

●	Distinguished oncologist, Roberto Pili, M.D., Associate Dean for cancer research and integrative oncology and Professor and Chief of the Division of Hematology/Oncology in the Department of Medicine at the Jacobs School of Medicine and Biomedical Sciences, University at Buffalo (New York), joined the Company’s Scientific Advisory Board.

●	The Company appointed prominent clinical researcher and oncology drug developer David A. Roth, M.D. to the Company’s Board of Directors; Dr. Roth is the Chief Medical Officer of Syros Pharmaceuticals, Inc. Mr. Cullem and Thomas Jensen, Company Co-Founder and Senior V.P. of Investor Relations, were also appointed to the Board.

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

●	The Company appointed seasoned biotechnology executive Jerry McLaughlin to the Company’s Board of Directors; Mr. McLaughlin is currently serving as CEO and Board Member of Life Biosciences, LLC.

●	Allarity rolled out a new combination therapy focused strategy, aligning the Company with the ongoing shift in oncology standard-of-care towards combination therapies while at the same time improving the Company’s future funding and commercial prospects.

●	The Company announced the appointment of a new auditor Wolf & Company, P.C. The appointment of Wolf & Company has been approved by both the audit committee and the Board of Directors of the Company. The selection of Wolf & Company follows the resignation of Marcum LLP, which previously was the independent registered public accounting firm of Allarity.

●	OncoHeroes Biosciences, Allarity’s partner for the development of dovitinib and stenoparib in pediatric indications, announced that the FDA had granted a Rare Pediatric Disease Designation to dovitinib for development in pediatric osteosarcoma.

Second Quarter Financial Results

Balance Sheet: As of June 30, 2022, Allarity’s cash was $7.7 million, as compared to $19.6 million as of December 31, 2021.

R&D Expenses: Research and Development (R&D) expenses were $1.7 million for the three months ended June 30, 2022 as compared to $2.3 million for the three months ended June 30, 2021.

Impairment of Intangible Assets: Impairment of Intangible Assets was zero for the three months ended June 30, 2022, and June 30, 2021.

G&A Expenses: General and Administrative (G&A) expenses were $3.1 million for the three months ended June 30, 2022, as compared to $2.1 million for the three months ended June 30, 2021.

Net Loss: Net loss was $5.1 million for the three months ended June 30, 2022, compared to $5.4 million for the comparable period in 2021.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the genetic signature of their cancers, may have a high likelihood of responding to a specific drug. By screening patients before treatment, and treating those patients with sufficiently high DRP® scores, the therapeutic response rate can be significantly increased. The DRP® method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP® is based on messenger RNA from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective), including ongoing, prospective Phase 2 trials of Stenoparib and IXEMPRA®. The DRP® platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in peer reviewed literature.

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (Nasdaq: ALLR) develops drugs for personalized treatment of cancer guided by its proprietary and highly validated companion diagnostic technology, the DRP® platform. The Company has a mature portfolio of five drug candidates: stenoparib, a PARP inhibitor in Phase 2 development for ovarian cancer; dovitinib, a post-Phase 3 pan-tyrosine kinase inhibitor; IXEMPRA® (Ixabepilone), a microtubule inhibitor approved in the U.S. for the treatment of second-line metastatic breast cancer and in Phase 2 development in Europe for the same indication; and 2X-111, a liposomal formulation of doxorubicin in Phase 2 development for metastatic breast cancer and/or glioblastoma multiforme (GBM), which is the subject of discussions for a restructured out-license to Smerud Medical Research International AS. LiPlaCis®, a liposomal formulation of cisplatin and its accompanying DRP® is being developed via a partnership with Chosa ApS, an affiliate of Smerud Medical Research International, for late-stage metastatic breast cancer. The Company is headquartered in the United States and maintains an R&D facility in Hoersholm, Denmark. For more information, please visit the Company’s website at www.Allarity.com

Follow Allarity on Social Media

Facebook: https://www.facebook.com/AllarityTx/

LinkedIn: https://www.linkedin.com/company/allaritytx/

Twitter: https://twitter.com/allaritytx

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide Allarity’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements related to clinical and commercial potential due to the Company advancing dovitinib in combination with another therapeutic candidate or other approved drug, any statements related to ongoing clinical trials for stenoparib as a monotherapy or in combination with another therapeutic candidate for the treatment of advanced ovarian cancer, or ongoing clinical trials (in Europe) for IXEMPRA® for the treatment of metastatic breast cancer, and statements relating to the effectiveness of the Company’s DRP® companion diagnostics platform in predicting whether a particular patient is likely to respond to a specific drug. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for dovitinib or any of our other therapeutic candidates or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement on file with the Securities and Exchange Commission, available at the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$7,677	$19,555
Other current assets	235	625
Prepaid expenses	876	36
Tax credit receivable	1,331	838
Total current assets	10,119	21,054
Non-current assets:
Investment in Lantern Pharma Inc. stock	254	350
Property, plant and equipment, net	5	8
Operating lease right of use assets	42	86
Intangible assets, net	12,811	28,135
Total assets	$23,231	$49,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,555	$698
Accrued liabilities	1,429	8,590
Income taxes payable	23	60
Operating lease liabilities, current	54	98
Derivative liabilities	2,882	—
Warrant liability	1,519	11,273
Total current liabilities	11,462	20,719
Non-current liabilities
Convertible promissory note and accrued interest, net	1,031	979
Operating lease liabilities, net of current portion	—	9
Deferred tax	656	1,961
Derivative liabilities	—	7,181
Total liabilities	13,149	30,849
Commitments and contingencies (Note 21)
Redeemable convertible preferred stock
Series A Convertible Preferred stock	2,116	632
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	83,868	85,243
Accumulated other comprehensive loss	(1,228)	(600)
Accumulated deficit	(74,675)	(66,492)
Total stockholders’ equity	7,966	18,152
Total liabilities, redeemable convertible preferred stock & stockholders’ equity	$23,231	$49,633

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Operating expenses:		(Restated)		(Restated)
Research and development	$1,696	$2,279	$2,985	$3,531
Impairment of intangible assets	—	—	14,007	—
General and administrative	3,146	2,097	6,159	3,307
Total operating expenses	4,842	4,376	23,151	6,838
Loss from operations	(4,842)	(4,376)	(23,151)	(6,838)
Other income (expenses)
Income from sale of IP	—	—	1,780	—
Interest income	5	—	5	—
Interest expense	(33)	(166)	(72)	(245)
Finance expense	—	(393)	—	(480)
Loss on investment	(34)	(67)	(70)	(180)
Foreign exchange losses	(269)	(41)	(538)	(80)
Change in fair value adjustment of derivative and warrant liabilities	874	(25)	13,440	20
Penalty on Series A Preferred stock liability	(800)	—	(800)	—
Loss on extinguishment of convertible debt	—	(25)	—	(141)
Change in fair value of convertible debt	—	(273)	—	(474)
Net other income (loss)	(257)	(990)	13,745	(1,580)
Net loss for the period before tax expense	(5,099)	(5,366)	(9,406)	(8,418)
Income tax benefit (expense)	(4)	(30)	1,223	(63)
Net loss	(5,103)	(5,396)	(8,183)	(8,481)
Deemed dividend of 8% on Preferred stock	—	—	(1,572)	—
Cash paid on converted Series A Preferred stock	(1,377)	—	(1,511)	—
Net loss attributable to common stockholders	$(6,480)	$(5,396)	$(11,266)	$(8,481)
Basic and diluted net loss per common stock	$(0.72)	$(1.08)	$(1.30)	$(1.78)
Weighted-average number of common stock outstanding, basic and diluted	9,016,754	5,017,183	8,654,574	4,776,643

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com

###

Company Contact:

Joan Brown
Chief Financial Officer
investorrelations@allarity.com

Investor Relations:

Chuck Padala
LifeSci Advisors
+1 (646) 627-8390
chuck@lifesciadvisors.com

U.S. Media Contact:
Mike Beyer
Sam Brown, Inc.
+1 (312) 961-2502
mikebeyer@sambrown.com

EU Media Contact:
Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc. | 210 Broadway, #201 | Cambridge, MA | U.S.A. | NASDAQ: ALLR | www.allarity.com